Exhibit 10.1

LEASE

3565 Haven Avenue
Menlo Park, California

Basic Lease Information

Date:	April 7, 2021
Landlord:	SFF 3565 HAVEN, LLC, a California limited liability company
Tenant:	TALIS BIOMEDICAL CORPORATION, a Delaware corporation
Building (section 1.1):	That certain building located at 3565 Haven Avenue, Menlo Park, California
Premises (section 1.1):	Approximately 5,278 rentable square feet of space in the Building, known as Suite 2
Business Center (section 1.1):	Menlo Business Center, as shown on the site plan attached hereto as Exhibit A-2
Parking (section 1.4):	Fourteen (14) parking spaces
Lease Term (section 2.1):	Approximately thirteen (13) months
Commencement Date (section 2.1):	April 1, 2021
Expiration Date (section 2.1):	April 30, 2022
Base Rent (section 3.1(a)):	Month	Monthly Base Rent
	April 1, 2021 – April 30, 2022	$26,126.10*
*Subject to abatement pursuant to Section 3.1(a) below.
Rent Payment Address (section 3.3):	SFF 3565 Haven, LLC c/o Cushman & Wakefield of CA, Inc. PO Box 45257-103 San Francisco, CA 94145-0257
Tenant's Percentage Share (section 4.1(c)):	16.94%
Permitted Use (section 6.1):	General Office, administrative, laboratory, and research and development and production, subject to all approval by applicable governmental authorities
Deposit (section 27.1):	$50,000.00
Tenant's Address (section 30.1):

At the Premises

with copy to:

Talis Biomedical Corporation

230 Constitution Drive

Menlo Park, CA 94025

Attn:  Legal Department

Email:  contracts@talisbio.com

And

Talis Biomedical Corporation
1253 S. Clark Street, 12th Floor
Chicago, IL 60603
Attention:  CEO

Landlord's Address (section 30.1):	c/o PSAI Realty Partners, LLC, 155 Montgomery St., Suite 1600, San Francisco, California 94104
Landlord's Broker (section 32.1):	Cushman & Wakefield U.S., Inc.
Tenant's Broker (section 32.1):	Newmark
Exhibits	Exhibit A-1 – Plan Outlining Premises Exhibit A-2 – Plan Outlining Business Center Exhibit B – Intentionally Omitted Exhibit C – Rules and Regulations Exhibit D – Hazardous Substances Questionnaire

The foregoing Basic Lease Information is incorporated in and made a part of this Lease.  If there is any conflict between the Basic Lease Information and any other part of this Lease, the former shall control.

TENANT: TALIS BIOMEDICAL CORPORATION, a Delaware corporation		LANDLORD: SFF 3565 HAVEN, LLC, a California limited liability company

		By:	SFF II REIT, LLC,
By:	/s/ Brian Coe		a Delaware limited liability company,
	Name: Brian Coe		its Manager
Title: Chief Executive Officer
			By:	PSAI REALTY PARTNERS II, LLC,
a Delaware limited liability company,
By:				its Manager
Name:
	Title:			By:	/s/ Erik Foraker
Name: Erik Foraker
Title: Managing Director

-ii-

TABLE OF CONTENTS

Exhibit A-1   Plan Outlining the Premises
Exhibit A-2   Plan Outlining the Business Center

Exhibit B   Intentionally Omitted

Exhibit C   Rules and Regulations

Exhibit D  Hazardous Substances Questionnaire
Other Attachments (if any)

(i)

LEASE

THIS LEASE is made as of the date specified in the Basic Lease Information by and between the landlord specified in the Basic Lease Information ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant").

w i t n e s s e t h:

ARTICLE 1
Premises

1.1Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions set forth in this Lease, the space (the "Premises") substantially shown outlined on the floor plan attached hereto as Exhibit A-1 and described in the Basic Lease Information, which Premises are located in the building (the "Building") described in the Basic Lease Information.  As used in this Lease, the term "Building" shall include the parcel or parcels of land on which the Building is located and all appurtenances thereto.  The Building is part of a larger business park known as Menlo Business Center as shown on the site plan attached hereto as Exhibit A‑2 (the land depicted on Exhibit A‑2, including the Building, shall be referred to herein as the "Business Center").  During the Lease Term, Tenant shall have the nonexclusive right, in common with other tenants of the Business Center, to use only for their intended purposes, exterior public portions of the Business Center, that are designated by Landlord from time to time as common areas and not leased to or allocated for the exclusive use of another tenant of the Business Center, and portions of the inside of the Building, such as hallways, lobbies, and bathrooms, that are designated by Landlord from time to time as common areas and not leased to or allocated for the exclusive use of another tenant of the Business Center.  Landlord shall have the right from time to time to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas, provided that Landlord shall not unreasonably interfere with, preclude or materially adversely affect Tenant’s access to or use of the Premises, or any part thereof.  Tenant shall not unreasonably interfere with the rights of Landlord and other tenants of the Building to use such common areas.  All of the windows and outside decks or terraces and walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.  Subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, acts of terror, or other causes beyond the reasonable control of Landlord, Tenant shall have access to the Premises 24 hours a day, each day of the Lease Term and during the Early Occupancy Period referred to in Section 2.3 below.

1.2Tenant acknowledges that Tenant has inspected the Premises and the Building or has had the Premises and the Building inspected by professional consultants retained by Tenant, Tenant is familiar with the condition of the Premises and the Building, the Premises and the Building are suitable for Tenant's purposes, and the condition of the Premises and the Building is acceptable to Tenant. Landlord shall have no obligation to construct or install any improvements in the Premises or the Building or to remodel, renovate, recondition, alter or improve the Premises or the Building in any manner, and Tenant shall accept the Premises "as is" on the Commencement Date; provided, however, the foregoing shall not excuse Landlord of any of its maintenance, repair or replacement obligations under this Lease and Landlord agrees to deliver the Premises professionally cleaned.  Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease.  Notwithstanding the foregoing, Landlord shall be responsible for causing at no cost to Tenant (including as an Operating Expense or otherwise), the Building Systems to be in good condition and repair as of the Commencement Date and for a period continuing until the date that is ninety (90) days following the date Tenant first occupies the Premises (the “Warranty Period”); provided, however, that the foregoing shall not imply any representation or warranty as to the useful life of such systems, nor shall the foregoing diminish Tenant's obligations under this Lease, if any, to perform any repairs, modifications or improvements to the same necessitated after the Commencement Date, whether by reason of Tenant's use of the same, Tenant's Alterations, ordinary wear and tear, or otherwise. For purposes of the foregoing "Building Systems" means the plumbing, air conditioning, heating, electrical, mechanical, security, life safety and power systems serving the Building, except those special systems installed specifically for Tenant.

1.3No easement for light, air or view is included with or appurtenant to the Premises.  Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

1.4Notwithstanding section 1.1 of this Lease relating to use of the common areas of the Building for parking, Tenant shall have the right to use, at no additional cost or charge to Tenant, the number of parking spaces specified in the Basic Lease Information.  No parking spaces shall be reserved for the exclusive use of Tenant.  Tenant shall use such parking spaces solely for parking automobiles of Tenant's officers and employees.  Tenant shall not, at any time, use more than the number of parking spaces specified in the Basic Lease Information.  Tenant shall comply with all reasonable Rules and Regulations and all laws now or hereafter in effect relating to the use of parking spaces.   Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder, by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord.  In the event Tenant’s parking rights are materially diminished, curtailed, limited or adversely affected by any of the causes or events described in the immediately preceding sentence, Landlord shall exercise commercially reasonable and diligent efforts to restore Tenant’s parking rights as soon as reasonably practicable under the circumstances.

1.5As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Premises have not undergone inspection by a Certified Access Specialist ("CASp").   As required by Section 1938(e) of the California Civil Code, Landlord also states that:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

1.6As permitted by the quoted language above, it is agreed that: (a) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Lease has been executed by Landlord and Tenant, (b) the contract under which the inspection is to be performed shall not limit the CASp's liability if the CASp fails to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Landlord shall be an intended third party beneficiary of such contract and the contract shall otherwise comply with the provisions of this Lease applicable to Tenant contracts for construction; (c) the CASp inspection shall be conducted (i) at Tenant's sole cost and expense, (ii) by a CASp approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), (iii) after normal business hours, (iv) in a manner reasonably satisfactory to Landlord, and (v) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (d) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information and/or as required to be disclosed by law, court order or other civil process, such as a subpoena; and (e) to the extent that such CASp inspection requested by Tenant identifies any necessary repairs to correct violations of construction-related accessibility standards within the Premises, the provisions of Article 14 below shall govern Tenant's responsibility to make such repairs to the Premises. Landlord may elect to perform any portion of such work at Tenant's expense, which expense shall be estimated by Landlord and prepaid by Tenant within ten (10) days after Landlord's request. When the work is substantially completed, the estimated and actual costs and charges for such work shall be compared and Tenant shall receive a credit against future Rent for any overpayment and shall pay any underpayment to Landlord with the next installment of Rent due hereunder.  Tenant hereby waives, to the extent permitted by law, any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code.

ARTICLE 2
Term

2.1The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease shall be the term specified in the Basic Lease Information (the "Lease Term"), which shall commence on the commencement date specified in the Basic Lease Information (the "Commencement Date") and, unless extended or sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date").  If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in such event, the Commencement Date shall be postponed until the date on which Landlord delivers possession of the Premises to Tenant and the Expiration Date shall be extended for an equal period.

2.2At any time during the Lease Term, Landlord may deliver to Tenant a notice confirming the Commencement Date and the Expiration Date, as determined in accordance with this Lease, which notice Tenant shall execute and return to Landlord within ten (10) business days following receipt.

2.3If the Premises is vacant, Tenant may enter the Premises during the period commencing one (1) day following the mutual execution and delivery of this Lease and ending one (1) day prior to the Commencement Date (the “Early Occupancy Period”) solely for the purpose of constructing improvements and installing furniture, fixtures and equipment in the Premises (and a back-up power source, provided that detailed specifications are provided to Landlord for approval by Landlord pursuant to Article 35 below) for use by Tenant following the Commencement Date.  Tenant shall not conduct any business operations in the Premises or use the Premises for any other purpose before the Commencement Date.  If Tenant enters the Premises for any such permitted purpose prior to the Commencement Date, all of the agreements and covenants of Tenant in this Lease, except the payment of rent, shall apply and be in force, including, without limitation, the provisions of Article 6, Article  7 and Article 8 of this Lease.  Before Tenant enters the Premises, Tenant shall deliver certificates of insurance to Landlord as required by Article 13 of this Lease.  During any such entry into the Premises before the Commencement Date, Tenant shall not interfere in any way with any construction work or other activity by Landlord in the Premises and Tenant shall cooperate in all reasonable ways with Landlord while Landlord is carrying on any construction work or other activity within the Premises.  Tenant shall be solely responsible for all furniture, fixtures and equipment and for any loss or damage thereto caused by Tenant’s early entry.

ARTICLE 3
Rent

3.1Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a)During the Lease Term, Tenant shall pay to Landlord, as monthly rent, the base rent specified in the Basic Lease Information (the "Base Rent").  Notwithstanding anything to the contrary contained herein and provided that no default by Tenant occurs under the Lease beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay Base Rent with respect to the Premises for the first month of the Lease Term, provided that such amount of abated Base Rent shall not exceed $26,126.10.  If a default by Tenant occurs under the terms of this Lease that results in termination of this Lease in accordance with the provisions of this Lease, then as a part of the recovery set forth in this Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the Base Rent that was abated under the provisions of this section 3.1(a).

(b)During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year (prorated for any portion of the Lease Term that is less than a full calendar year).

(c)During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year (prorated for any portion of the Lease Term that is less than a full calendar year).

(d)During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, the actual cost incurred by Landlord with respect to all electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities consumed within the Premises, as more particularly described herein (all such costs payable by Tenant pursuant to this section 3.1(d) shall be referred to as “Tenant’s Monthly Utility Charge”, and all such amounts shall constitute rent hereunder).

(i)All electricity directly serving the Premises (“Direct Electrical Costs”) shall be metered or submetered and Tenant shall pay, as monthly rental, the actual cost (without mark up by Landlord) of all such Direct Electrical Costs either to Landlord as a reimbursement, or, at Landlord’s election, as a payment directly to the entity providing such electricity.  Such payments to Landlord of Direct Electrical Costs shall be made within thirty (30) days of Landlord’s delivery of an invoice to Tenant therefor.

(ii)With respect to all utility costs for the Premises other than Direct Electrical Costs (collectively, “Other Utility Costs”), Landlord shall have the right, from time to time, to equitably allocate some or all of such Other Utility Costs among different portions or occupants of the Building (“Cost Pools”), in Landlord’s reasonable discretion.  Such Cost Pools may include, but shall not be limited to, office space tenants, residential space occupants, and retail space tenants of the Building (if any).  The utility costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

(e)Throughout the Lease Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are otherwise designated "additional rent."  As used in this Lease, "rent" shall mean and include all Base Rent, all additional rent and all other amounts payable by Tenant in accordance with this Lease.

3.2The additional rent payable pursuant to sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof shall be calculated and paid in accordance with the following procedures:

(a)On or before the first day of each calendar year during the Lease Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for the ensuing calendar year.  On or before the first day of each month during such ensuing calendar year during the Lease Term, Tenant shall pay to Landlord, as monthly rent, one twelfth of such estimated amounts.  If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior calendar year's estimate until the month after such notice is given.  If at any time it appears to Landlord that the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such calendar year.  If Landlord delivers its estimate after the first day of a calendar year, or if Landlord revises its estimate for a calendar year, then subsequent payments by Tenant for such calendar year shall be based on such late or revised estimate, as the case may be, with an appropriate adjustment to the amount of such subsequent payments such that, prior to the end of such calendar year or portion thereof during the Lease Term, Tenant shall have paid Landlord's entire estimate of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for such calendar year, or applicable portion thereof.

(b)Within a reasonable time after the end of each calendar year, but in no event later than 120 days following the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for such calendar year certified by Landlord.  If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof, if applicable, or shall be refunded by Landlord to Tenant within thirty (30) days following the date such excess amount has been determined.  If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.  Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord's right to receive, and Tenant's obligation to pay, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof.  During the Lease Term, but in no event more often than once in any one (1) year period, Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to Operating Expenses, Property Taxes and utilities charges, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord's office in the Building or at such other location in Santa Clara County as Landlord may designate, for the purpose of verifying the information in such statement; provided that, if Tenant utilizes an independent accountant to perform such review, then such accountant shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis; and provided further that Tenant shall have no right to inspect such books pertaining to any given period more than one hundred eighty (180) days after Landlord shall have delivered the written statement pertaining to such period.

(c)If the Lease Term begins on a day other than the first day of a calendar year, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof applicable to the calendar year in which the Lease Term commences shall be prorated on the basis which the number of days from the Commencement Date of this Lease to and including the end of the calendar year in which this Lease commences bears to three hundred sixty-five (365).  If the Lease Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty-five (365).  Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.

3.3Tenant shall pay all monthly installments of Base Rent and monthly installments of Landlord's estimates of amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof (collectively, "Monthly Rent") to Landlord, in advance, on or before the first day of each and every calendar month during the Lease Term, without notice, demand, deduction or offset, in lawful money of the United States of America.  Landlord instructs Tenant to pay all such Monthly Rent to the address specified therefor in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.  If Tenant's obligation to pay Base Rent hereunder commences on a day other than the first day of a calendar month, or if the Lease Term terminates on a day other than the last day of a calendar month, then the Base Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month.  Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first full calendar month of the Term in which monthly Base Rent is payable (i.e., the second full calendar month of the Term), which amount Landlord shall apply to the Base Rent for such second full calendar month of the Term.

ARTICLE 4
Operating Expenses and Property Taxes Definitions

4.1The following terms shall have the definitions herein specified:

(a)"Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, replacement, maintenance or repair of the Building or providing services in accordance with this Lease, including, without limitation, the following: (i) salaries, wages, other compensation and benefits for personnel engaged in the management, operation, maintenance or repair of the Building (prorated in the event such personnel is not involved in managing, operating, maintaining or repairing the Building on a full-time basis); (ii) uniforms provided to such personnel; (iii) premiums and other charges incurred by Landlord with respect to fire, other casualty (excluding earthquake), rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage or deed of trust encumbering the Building; (iv) costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy (excluding earthquake insurance deductibles); (v) water and sewer charges or fees; (vi) license, permit and inspection fees; (vii) sales, use and excise taxes on goods and services purchased by Landlord; (viii) telephone, delivery, postage, stationery supplies and other expenses; (ix) management fees and expenses (not to exceed three percent (3%) of annual gross revenues); (x) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the common areas; (xi) equipment lease payments; (xii) repairs and replacements to, and physical maintenance of, the Building (whether designated as capital costs or not), including costs incurred in connection with the parking areas serving the Building (including costs of painting, restriping, and resurfacing the parking areas serving the Building) and costs incurred with respect to the repair or replacement of worn out or broken Building systems (including HVAC systems), equipment, facilities, parts and installations; provided, however, to the extent any of the costs referred to in this subsection (xii) are capital expenditures, the same shall be amortized as reasonably determined by Landlord over the useful life of the applicable capital improvement or capital repair item being repaired or replaced; (xiii) window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; (xiv) inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; (xv) supplies, tools, materials and equipment used in connection with the management, operation, maintenance or repair of the Building; (xvi) accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); (xvii) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; (xviii) the cost of furniture, draperies, carpeting and other customary and ordinary items of personal property (excluding paintings, sculptures or other works of fine art) provided by Landlord for use in common areas of the Building or in the Building office, such costs to be reasonably amortized as determined by Landlord; (xix) all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders, or to comply with any amendment or other change to the enactment or interpretation of any applicable laws from its enactment or interpretation; (xx) Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; (xxi) all reasonable costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building or the amount or validity of any Property Taxes; (xxii) intentionally omitted; (xxiii) the cost, reasonably amortized as determined by Landlord, together with interest at the rate of seven percent (7%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital improvements made to the Building or capital assets acquired by Landlord that are (A) required to comply with any conservation program or required by any Legal Requirement (as defined in section 14.1 below) that is first enacted, or first interpreted to apply to the Building, after the date of this Lease or (B) performed primarily to reduce current or future operating costs, to upgrade Building security, to otherwise improve the operating efficiency of the Building, or for the protection of the health and safety of the occupants of the Building; and; (xxiv) charges due under any covenants, conditions and restrictions (or similar documents) now or hereafter encumbering or affecting all or any portion of the Building, and the rules and regulations (howsoever designated) of any Owners Associations (or similar organizations) now or hereafter governing or affecting some or all of the Building (or like documents)

encumbering all or part of the Building from time to time, or sums payable to any Owners Association or similar entity governing all or part of the Building from time to time (collectively, "CC&Rs").  In addition to the foregoing, Operating Expenses shall also include the Building's pro rata share (determined in accordance with the applicable CC&Rs or other documents) of all shared costs of owning, operating, managing, repairing, replacing and maintaining the Business Center, including without limitation:  the cost of operating, maintaining and repairing any medians, roadways, walkways and driveways in the Business Center; the cost of signage; gardening and landscaping expenses; the cost of insurance (including costs of claims); electricity, water, gas, irrigation and other utilities servicing the Business Center; lighting equipment maintenance and repair; exterior painting, cleaning and maintenance; amortization of capital improvements to the extent the capital improvements reduce other Operating Expenses or to the extent that they are required by governmental authorities; security service; and all supplies, equipment, labor, and the cost of personnel to implement any component of the foregoing.

Operating Expenses shall not include (1) Property Taxes, (2) depreciation on the Building, (3) costs of tenants' improvements and/or allowances for tenant improvements, (4) real estate brokers' commissions, (5) interest and or debt service, (6) Direct Electrical Costs or any other amounts for which Tenant is billed pursuant to section 3.1(d) above, (7) costs of repairs and capital expenditures to the extent reimbursed by payment of insurance proceeds received by Landlord, by warranties or by other third parties, (8) rent and any other amounts due under any ground lease, (9) principal, interest and other costs and fees in connection with loans to Landlord or secured by a mortgage or deed of trust covering the Premises, Building or Business Center, (10) salaries of employees and executive officers of Landlord above the level of Business Center manager, (11) any fines, interest, penalties or costs of compliance incurred by Landlord (and attorneys’ fees relating thereto) as a result of Landlord’s violation of any applicable laws or due to the breach of this Lease or any other lease in the Business Center, (12) the cost to remediate, remove or otherwise comply with applicable laws relating to hazardous substances, to the extent the same were present upon, in or about the Premises, Building or Business Center prior to Tenant’s occupancy thereof, that migrated thereon by no fault of Tenant, or were brought thereon after the Commencement Date by Landlord or its agents, employees or invitees, (13) increases in insurance premiums to the extent directly caused by the gross negligence or willful misconduct of Landlord or its agents, employees or invitees, (14) Landlord’s general overhead expenses not related to the Premises, Building or Business Center, (15) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Premises, Building or Business Center or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis, (16) advertising, marketing and promotional expenditures, and (17) charitable or political contributions or fees paid to trade associations.

Actual Operating Expenses for each calendar year of the Lease Term shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with one hundred percent (100%) of the total rentable area of the Building (or the Business Center, as applicable) occupied during such full calendar year.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Business Center and/or the Building among different portions or occupants of the Business Center and/or the Building (the “Cost Pools”), in Landlord’s reasonable discretion.  The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner over all expense years.

"Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof, any personal property used in connection with the Building  and any taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent.  Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes.  Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof.

(b)"Tenant's Percentage Share" shall mean the percentage specified in the Basic Lease Information.

ARTICLE 5
Other Taxes Payable by Tenant

5.1In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord within thirty (30) days following Tenant’s receipt of written demand therefor for all taxes, assessments, excises, levies, fees and charges, including, without limitation, all transit impact development fees, housing impact development fees and other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of any equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any monthly rent or any additional rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges.  If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges.  All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.

ARTICLE 6
Use; Environmental Matters

6.1Tenant shall use the Premises only for the purposes described in the Basic Lease Information for Tenant's business and no other purpose whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.  Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Building or any part thereof or any of its contents.  Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or unreasonably interfere with the rights of Landlord or other tenants of the Business Center, or injure or annoy them.  Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.  Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof.

6.2Except in compliance with applicable Legal Requirements, Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Building any "hazardous substance" (as hereinafter defined) without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed).  Except in compliance with applicable Legal Requirements, Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or the Building, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Building, or permit any person using or occupying the Premises to do any of the foregoing without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed).  The preceding sentence shall not prohibit the ordinary use of any hazardous substance normally used in the operation of Tenant's business as permitted by this Lease, provided the amount of any such hazardous substance does not exceed the quantity necessary for the normal operation of Tenant’s business and the use, storage and disposal of any such hazardous substance strictly comply with all applicable "environmental laws" (as hereinafter defined).  Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all environmental laws applicable to the use or occupancy of the Premises by Tenant or any operation or activity of Tenant therein.

6.3Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any hazardous substances introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees.  The liability of Tenant under this section 6.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

6.4Use of Hazardous Substances.

(a)Tenant may utilize certain hazardous substances in the Premises provided that the specific types, amounts and proposed uses of such hazardous substances will require the approval of Landlord (which approval Landlord shall not unreasonably withhold, condition or delay) and the approval of any mortgagee of the Premises (to the extent provided in the loan documents with such mortgagee).  In connection with any request by Tenant to utilize hazardous substances in the Premises, Tenant must demonstrate and document to Landlord's reasonable satisfaction that all hazardous substances utilized by Tenant in the Premises (i) are necessary or useful to Tenant's business, (ii) will be used, kept, and stored in a manner so as to prevent releases to the environment or exposure to people and in compliance with all environmental laws so brought or used or kept in or about the Premises, and (iii) Tenant obtains, at Tenant's sole cost and expense, any environmental permits, plans or approvals required for its operations under this Lease and for the Premises, including, but not limited to Hazardous Materials Business Plans, Storm Water Pollution Prevention Plans, Spill Response Plans, Air Pollution Control Permits, Waste Discharge Requirements and NPDES Permits.  Any such request by Tenant to utilize hazardous substances at the Premises shall be accompanied with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to such hazardous substances.  Prior to bringing any hazardous substances on to the Premises pursuant to this section 6.4, Tenant shall complete the Landlord's Hazardous Substances Questionnaire in the form attached hereto as Exhibit D attached hereto and made a part hereof (a "Hazardous Substances Questionnaire").  Anything herein to the contrary notwithstanding, Tenant shall be permitted to use and store in the Premises hazardous substances that are identified on Tenant’s Hazardous Substances Questionnaire provided such use and storage of such hazardous substances is in compliance with applicable Legal Requirements, including applicable environmental laws, and the conditions in clauses (i) through (iii) in this section 6.4(a) are satisfied.  Tenant hereby certifies to Landlord that the information set forth in any Hazardous Substances Questionnaire completed by Tenant and delivered to Landlord is true, correct, and complete.  Tenant covenants to comply with the use restrictions shown on such Hazardous Substances Exhibit, if any.  In addition, Tenant also shall provide Material Safety Data Sheets (MSDS) for any hazardous substances stored on the Premises by Tenant.

(b)Tenant's business and operations, and in particular, its handling, storage, use and disposal of hazardous substances, shall at all times comply with all applicable laws and regulations.  Tenant shall secure and abide by all permits or approvals necessary for Tenant's operations on the Premises, and shall timely request renewals of any such permits or approvals.  Tenant further agrees that Tenant will not permit any hazardous substances to come into contact with soil or groundwater under or around the Premises.  Tenant will give all required notices concerning the presence in or on the Premises or the release of such hazardous substances from the Premises.  Tenant shall give or post all notices required by all applicable laws.  If Tenant shall at any time fail to comply with this section 6.4, Tenant shall immediately notify Landlord in writing of such noncompliance.

(c)Any increase in the premiums for necessary insurance on the Building which arises from Tenant's use and/or storage of hazardous substances shall be solely at Tenant's expense.  Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

(d)Landlord may, upon reasonable advance notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit.  Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord's sole expense.  Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees reasonably incurred for such as Additional Rent.  Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this section 6.4.   Landlord's entrance upon the Premises to inspect and perform samplings shall be subject to the provisions of section 17.1 of this Lease.

(e)At Landlord's option, Tenant shall perform any required or necessary investigation, repair, cleanup, removal or remedial action, corrective action, or detoxification of the Premises due to hazardous substances utilized in the Premises by Tenant or any Tenant Parties.  In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards (which approval shall not be unreasonably withheld, conditioned or delayed).  With respect to Tenant’s use, storage and/or transportation of hazardous substances hereunder, Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with governmental authorities.  Tenant shall comply with all notice requirements and Landlord and Tenant agree to reasonably cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection.  No disturbance of Tenant's use of the Premises resulting from activities conducted pursuant to this section 6.4(e) shall constitute an actual or constructive eviction of Tenant from the Premises.  Any obligation incurred by Tenant during the Lease Term will be paid as additional rent upon demand by Landlord.  In the event that cleanup extends beyond the termination of the Lease, then such cleanup period shall constitute a holding over in the Premises pursuant to section 26.1 until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord.  Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with environmental laws.  Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings relating to hazardous substances releases during Tenant's occupancy of the Premises.  Tenant will keep the Premises free of any lien imposed pursuant to any environmental laws relating to hazardous substances released or brought on the Premises by Tenant.

(f)Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises and the Building, at its sole cost and expense, any and all hazardous substances, including any equipment or systems containing hazardous substances, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Building or any portion thereof by Tenant and/or any agents, employees, contractors, invitees or licensees of Tenant (such obligation to survive the expiration or sooner termination of this Lease).

(g)For purposes of this Lease, the following definitions shall apply: "hazardous substance(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "environmental laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity.  "Environmental laws" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any hazardous substances or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any hazardous substances.

ARTICLE 7
Utilities

7.1Landlord shall furnish the following utilities and services (“Basic Services”) for the Premises: (a) electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office, research and development and laboratory purposes, and (b) during Business Hours on Business Days (as defined in the Basic Lease Information), heat and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current and other services in excess of that provided in Basic Services (“Excess Services,” which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Article 7.  Landlord reserves the right to install in the Premises or the Building electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g. by temporary “check ” meters or by survey).

7.2Except for the cost of utilities (which are addressed in section 3.1(d) above), the cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord’s prevailing rate, of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant’s consumption of utilities, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in section 7.3 below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord’s failure to bill Tenant for any of the foregoing shall not waive Landlord’s right to bill Tenant for the same at a later time.

7.3If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises to exceed the normal occupancy for use of the Premises for general office use, as reasonably determined by Landlord, or (iii) any rearrangement of partitioning or other improvements, then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

7.4Landlord’s obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable laws (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord.  In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future laws permitting the termination of this Lease due to such interruption, failure or inability.  Notwithstanding the foregoing, if any interruption in, or failure or inability to provide any of the services or utilities described in this section 7.4 is (i) within Landlord’s reasonable control and continues for eight (8) or more consecutive business days after Tenant’s written notice thereof to Landlord, or (ii) outside of Landlord’s reasonable control and continues for thirty (30) or more consecutive days after Tenant’s written notice thereof to Landlord, and Tenant is unable to use and does not use a material portion of the Premises for Tenant’s business purposes as a result thereof, then Tenant shall be entitled to an abatement of Base Rent and Tenant’s Percentage Share of Operating Expenses, Taxes, and utilities, which abatement shall commence as of the first day after the expiration of such eight (8) business day or thirty (30) day period, as the case may be, and shall be based on the extent of Tenant’s inability to use the Premises for Tenant’s business, and in the case of an interruption, failure or inability described in clause (ii) above, such abatement shall be applicable only to the extent and for so long as Landlord is reimbursed for the so abated rent pursuant to Landlord’s rental loss  insurance. The abatement provisions set forth above shall be inapplicable to any interruption in, or failure or inability to provide any of the services or utilities described in this section 7.4 that is caused by (x) damage by fire or other casualty or a taking (it being acknowledged that such situations shall be governed by Articles 11 and 21, respectively), or (y) the negligence or willful misconduct of Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, “Tenant Parties”).

7.5 In the event any governmental authority having jurisdiction over the Building promulgates or revises any applicable laws or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

7.6Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building's energy use pursuant to California law (any such current or future law or regulation regarding disclosure of energy efficiency data with respect to the Building shall be referred to herein as the "Energy Disclosure Regulations").  Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations.  Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant's name, the number of employees working within the Premises, the operating hours for Tenant's business in the Premises, and the type and number of equipment operated by Tenant in the Premises.  Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations.  Tenant agrees that none of the Landlord Parties (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord's disclosure of such information provided by Tenant.  In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to the best of Tenant's knowledge, true and correct in all material respects and Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all third-party claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant's failure to timely provide any information requested by Landlord pursuant to this paragraph.

ARTICLE 8
Alterations

8.1Tenant shall not make any alterations, additions, modifications or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto (collectively, "Alterations"), without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  Notwithstanding the preceding sentence, Tenant may make such Alterations without Landlord's consent only if the total cost is five thousand dollars ($5,000) or less and it will not affect in any way the structural, exterior, entry or roof elements of the Building or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Building (“Cosmetic Alterations”), but Tenant shall give prior written notice of any such Cosmetic Alterations to Landlord.  All Alterations in or to the Premises to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as follows:

(a)Tenant shall submit to Landlord, for Landlord's prior written approval, complete plans and specifications for all work to be done by Tenant (excluding Cosmetic Alterations).  Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord (which shall not be unreasonably withheld, conditioned or delayed), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.  Landlord shall respond to Tenant's plans and specifications (and to any resubmittal of plans) within ten (10) business days of Landlord's receipt thereof; provided that Landlord's non-response shall be deemed disapproval of the plans and specifications.  Tenant shall provide Landlord advance written notice of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications.  Landlord shall notify Tenant in writing whether Landlord approves or disapproves such architect(s) and engineer(s).  Landlord's approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant's contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations.

(b)If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord's approval within a reasonable period of time.  Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord.  Such revisions shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed).  Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(c)Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Alterations.  Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work.  Tenant shall provide Landlord advance written notice of the contractors, subcontractors, mechanics and materialmen whom Tenant proposes to engage for the work, all of which shall be licensed in the State of in which the Building is located and capable of being bonded.  Landlord shall notify Tenant in writing whether Landlord approves or disapproves such contractor(s) within a reasonable period of time.  All contractors and other persons shall at all times be subject to Landlord's control while in the Building.  In the event the cost to construct or install the Alterations proposed by Tenant is estimated to exceed Three Hundred Thousand and 00/100 Dollars ($300,000.00), Landlord shall have the right to require that Tenant post such security for the payment of the Alterations as Landlord reasonably determines is necessary and Landlord shall also have the right to require that any such contractor engaged by Tenant shall, prior to commencing work in the Premises, provide Landlord with a performance bond and a labor and materials payment bond from a surety reasonably acceptable to Landlord in the amount of the contract price for the work naming Landlord and Tenant (and any other person designated by Landlord) as co obligees.  Prior to the commencement of any Alterations, if required by Landlord, Tenant shall provide Landlord with evidence that Tenant or its general contractor carries "Builder's All Risk" insurance in form and amount approved by Landlord covering such Alterations.  Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, however, the foregoing waiver or release of liability shall not be applicable to any liability, loss, cost or expense to the extent arising from the negligence or willful misconduct by Landlord or any of its agents, employees, affiliates, contractors, subcontractors or other representatives. In addition, Tenant acknowledges and agrees that any and all Alterations have not been expressly or impliedly required as a condition to the execution of this Lease for the use of the Premises permitted under this Lease or in lieu of payment of rent.

(d)Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) business days prior to such date(or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations.

(e)All material changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed).  If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant's architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval.  If Landlord reasonably disapproves such change, Landlord shall specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord's written approval.  After Landlord's written approval of such change, such change shall become part of the plans and  specifications approved by Landlord.

(f)Tenant shall pay Landlord on demand prior to or during the course of construction of any Alterations (other than Cosmetic Alterations) an amount (the "Supervision Fee") equal to three percent (3%) of the total cost of such Alteration (and for purposes of calculating the Supervision Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord's review of the plans and specifications for such Alterations and general oversight of the construction.  In addition, Tenant shall pay to Landlord any direct costs incurred by Landlord with respect to any Alterations made by Tenant (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord in connection with the review, approval and supervision of such Alterations.

8.2All Alterations, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Building and Landlord's property.  At Landlord's sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease.  Upon Tenant’s express written request making specific reference to this section 8.2, Landlord shall advise Tenant at the time of Landlord’s approval of any Alteration requested by Tenant (or within ten (10) Business Days after receipt of Tenant’s notice to Landlord with respect to those Alterations not requiring Landlord’s approval pursuant to section 8.1 above) whether Landlord will require the removal of the Alteration and restoration of the Premises to its previous condition at the expiration or sooner termination of this Lease. Landlord’s failure to expressly waive in writing Tenant’s removal obligation as to any Alterations shall preserve Landlord’s right to make its foregoing election with respect to such Alterations. The Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), in which event Tenant shall pay the general contractor's fees and costs in connection with such work.  Movable furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant's expense, remove all such property from the Building at the end of the Lease Term.  Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination.

8.3Tenant hereby acknowledges that notwithstanding anything contained herein to the contrary, Landlord is not and shall not be deemed to be a "participating owner" with respect to any Alterations (including, without limitation, the improvements made pursuant to Exhibit B, if any) made in or to the Premises.  Prior to commencement of any work at the Premises, Tenant shall obtain from all contractors, subcontractors, laborers, materialmen, and suppliers performing work in the Premises for Tenant a writing or writings duly executed by authorized representatives of such contractors, subcontractors, laborers, materialmen, or suppliers containing the following language or substantially identical provisions:

"Contractor acknowledges and agrees that it is performing a work of improvement on a Tenant's leasehold interest and agrees to limit any right to impose a mechanic's or materialman's lien to Tenant's leasehold interest. Contractor further agrees that the work of improvement is not being performed at Landlord's insistence, is not being performed for the benefit of Landlord or Landlord's ownership (fee) interest, and that Landlord is not directing Contractor's work.  Contractor further agrees that Landlord is not participating in the work of improvement or in Tenant's enterprise.  Contractor further agrees that it will provide Landlord with written notice of commencement of work within three (3) business days following commencement, so that Landlord may timely post a Notice of Non-Responsibility.  Contractor waives and relinquishes the benefit of the "participating owner" doctrine as stated in California law, and further waives and relinquishes any right it may otherwise have had to impose any mechanic's or materialman's lien on Landlord's ownership interest in the property."

ARTICLE 9
Liens

9.1Tenant shall keep the Premises and the Building free from mechanics', materialmen's and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based.  Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Building and the Premises from such lien.  Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

ARTICLE 10
Maintenance and Repairs

10.1Tenant shall, at all times during the Lease Term and at Tenant's sole cost and expense, maintain, repair and replace all parts of the Premises (other than those portions of the Premises that are Landlord's responsibility pursuant to section 10.2 below), and shall maintain all fixtures and appliances in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant will also repair, or reimburse Landlord for, any blockage of or damage to the sewer lines and sewer system at the Business Center that results from anything that enters the sewer lines from the Premises (and such entry was not caused or triggered by any acts or omissions of Landlord or any of its agents, employees, affiliates, officers, directors, members, managers, partners, contractors, subcontractors, or other representatives).  Tenant will provide and pay for all garbage removal from the Premises and shall arrange for all janitorial services to the Premises at Tenant's sole cost and expense.  If Landlord designates a garbage removal service for the Business Center, Tenant will use that service and pay Tenant's pro rata share of the cost on the first day of each calendar month in advance.  Tenant will perform all repairs and replacements with first-class materials and with first-class workmanship.  Anything herein to the contrary notwithstanding, it shall be Landlord’s responsibility, and not Tenant’s responsibility, to replace the HVAC equipment and/or HVAC systems serving the Premises if Landlord determines in its reasonable discretion that such HVAC equipment and/or HVAC systems serving the Premises needs to be replaced.  Tenant will, at Tenant's sole cost, maintain throughout the Lease Term a regularly scheduled preventative maintenance and service contract or contracts with a contractor or contractors specializing and experienced in the maintenance of HVAC equipment, for the maintenance of the HVAC Systems serving solely the Premises.  The maintenance and service contract shall include all services suggested by the equipment manufacturer (including requiring that the filters be changed at least every 60 days) and shall become effective (and Tenant shall deliver a copy to Landlord) within ninety (90) days after the Commencement Date.  Tenant shall at all times maintain the HVAC Systems serving solely the Premises in compliance with all applicable federal, state and local laws.  If a leak occurs in any portion of the HVAC Systems serving solely the Premises, Tenant shall promptly repair such leak in compliance with all applicable federal, state and local laws and complete such repairs within any deadline imposed by such federal, state or local laws.  Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any failure by Tenant to maintain, or cause to be maintained, the HVAC Systems in compliance with all applicable federal, state and local laws or any failure by Tenant to repair any leak in any portion of the HVAC Systems in compliance with all applicable federal, state and local laws.  If Tenant replaces any part or component of the HVAC Systems and receives a warranty from the manufacturer or a guaranty by the installer, Tenant shall furnish a duplicate original of each such warranty and guaranty to Landlord.  Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises with the HVAC Systems in good condition and working order, ordinary wear and tear and damages thereto by Casualty excepted.  Notwithstanding the provisions of this section 10.1 to the contrary, Landlord may at any time, upon thirty (30) days' notice to Tenant, assume maintenance of the HVAC Systems, in which case Tenant will reimburse Landlord for the cost reasonably incurred by Landlord in maintaining, repairing and replacing such HVAC Systems within thirty (30) days following demand from Landlord; provided, however, that the cost of any capital repairs or replacements of the HVAC Systems shall be reasonably amortized as determined by Landlord and consistent with prudent real property management practices for comparable buildings in the Menlo Park area, together with interest thereon at the rate of seven percent (7%) per annum.  Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect.  Landlord has no obligation and has made no promise, other than as expressly provided in this Lease, to alter, remodel, improve, repair, maintain, decorate or paint the Premises or the Building or any part thereof or any equipment, fixtures or improvements therein.

10.2Landlord shall maintain the structural elements and exterior portions of the Building, including without limitation the roof, foundation, footings, floor slab and load bearing walls, in reasonably good order and condition and, during the Warranty Period, shall maintain the Building Systems in good condition and repair.  In addition, it shall be Landlord’s responsibility, and not Tenant’s responsibility, to replace the HVAC equipment and/or HVAC systems serving the Premises if Landlord determines in its reasonable discretion that such HVAC equipment and/or HVAC systems serving the Premises needs to be replaced. Any damage in or to any such areas or elements caused by Tenant or any agent, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall reimburse Landlord therefor within thirty (30) days following Tenant’s receipt of written demand therefor, as additional rent.  Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of any access control service, device or personnel.

ARTICLE 11
Damage or Destruction

11.1If the Building or the Premises, or any part thereof, is damaged by fire or other casualty (a "Casualty") before the Commencement Date or during the Lease Term, and this Lease is not terminated pursuant to sections 11.2 or 11.3 hereof, Landlord shall repair such damage and restore the Building to substantially the same condition in which the Building existed before the occurrence of a Casualty (provided that Landlord shall have no obligation to restore any above-Building standard improvements or Alterations, unless the cost thereof is paid by Tenant in advance of such restoration, or any Alterations made by or for Tenant following the Commencement Date) and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect.  If such Casualty damages the Building or Premises and Tenant ceases to use any portion of the Premises as a result thereof, then during the period the Building or Premises is rendered untenantable by such damage Tenant shall be entitled to a reduction in Monthly Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises.  Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises or Alterations made by or for Tenant in the Premises following the Commencement Date.  Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures, personal property and any Alterations made by or for Tenant in the Premises following the Commencement Date.  Such repair and replacement by Tenant shall be done in accordance with Article 8 hereof.  Tenant hereby waives California Civil Code sections 1932(2) and 1933(4), or any successor statute, providing for termination of hiring upon destruction of the thing hired.  Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows:  (i) the closure of the Building, the common areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical condition or structural integrity of the Premises, the Building, or the common areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical condition and structural integrity of the Premises is undamaged.

11.2If the Building, or any part thereof, is damaged by Casualty before the Commencement Date or during the Lease Term and (a) such Casualty occurs during the last twelve (12) months of the Lease Term and the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such Casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such Casualty, then, in any such event, Landlord or Tenant shall have the right, by giving written notice to the other within sixty (60) days after the occurrence of such Casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given.

11.3A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

ARTICLE 12
Subrogation

12.1Each party hereto hereby releases the other respective party and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Business Center, the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building, or the Business Center that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this section 12.1, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to section 13.2 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Building. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

ARTICLE 13
Indemnification and Insurance

13.1Tenant hereby waives all claims against Landlord, Landlord's members, partners, shareholders, trustees, and beneficiaries, the Building's property manager, and Landlord's asset manager, and their respective officers, directors, agents, servants, employees and independent contractors (collectively, the "Landlord Parties"), for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever other than to the extent arising from the gross negligence or willful misconduct of Landlord and/or any Landlord Parties.  Tenant further assumes all risk of, and agrees that Landlord and the Landlord Parties shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp).  Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, to the extent arising from (a) any cause whatsoever in, on or about the Premises or any part thereof arising at any time other than solely by reason of the negligence or willful misconduct of Landlord and/or any Landlord Parties, or (b) any negligent act or omission or willful misconduct of Tenant or its agents, employees, contractors, invitees or licensees in, on or about any part of the Business Center other than the Premises (including, without limitation, any damage, bodily or personal injury, illness or death which is caused in part by Landlord), or (c) any breach by Tenant of the terms of this Lease.  This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

13.2Tenant shall, at Tenant's sole cost and expense, obtain and keep in force during the term of this Lease the following insurance:

(a)Workers' compensation and employers' liability insurance policies with a minimum limit of $1,000,000. The policies shall contain a Waiver of Subrogation endorsement in favor of the Landlord Parties.

(b)Automobile liability insurance policy containing liability symbol "1" (any automobile), including owned, non-owned and hired automobiles, with a combined single limit of $2,000,000 for bodily injury and property damage or equivalent approved by Landlord.

(c)An occurrence form commercial general liability insurance policy (except with respect to Product Liability, for which a claims-made insurance policy is acceptable), with coverage at least as broad as ISO form CG0001 with limits of not less than $1,000,000 combined single limit, per occurrence and $2,000,000 in the aggregate, and will not provide for a self-insured retention or deductible in excess of $25,000. Such insurance shall include Legal Liability limits of $1,000,000 per occurrence, and $2,000,000 products/completed operations coverage and such insurance shall be primary insurance as respects any claims, losses or liability arising directly or indirectly from the Tenant's operations and/or occupancy, and any other insurance maintained by Landlord shall be excess and not contributory with the insurance required hereunder. Said insurance policies shall include an endorsement, providing that the Landlord Parties and their officers and employees are additional insured using CG 2011 or comparable wording. The Additional Insured(s) endorsement shall be at no cost to Landlord or the other additional insured(s).  All such insurance shall contain a standard carve-out for contractual liability coverage.

(d)Umbrella liability insurance policy with a limit of not less than $4,000,000. The policy shall provide excess coverage over Tenant's Employers' Liability, Automobile Liability and Commercial General Liability coverages.

(e)Insurance policy for full replacement cost of Tenant's movable furniture, equipment, trade fixtures and personal property in the Premises and any Alterations made by or for Tenant after the Commencement Date, with special form cause of loss with agreed value endorsement. Loss of business income and continuing expense coverage will be included for a minimum of 12 months rental value. Tenant will name Landlord as a loss payee for loss of business income and continuing expenses.  All amounts received by Tenant under the insurance specified in this section 13.2 shall first be applied to the payment of the cost of the repair and replacement Tenant is obligated to do under Article 11 hereof.

13.3 Landlord reserves the right to increase the amounts of coverage specified in section 13.2 above from time to time as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant).  In addition, Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord (which insurance coverages may be greater or less than those set forth in section 13.2 above and which may include types of insurance not specified above with respect to Tenant) and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

13.4All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than A-:VIII in Best's Insurance Guide and qualified to do and doing business in the State in which the Building is located.  Tenant shall provide at least ten (10) days’ prior written notice to Landlord prior to the cancellation of any policy required under this Article 13.  Each policy, other than Tenant's workers' compensation insurance, shall: (a) intentionally omitted; (b) protect Tenant, as named insured, and Landlord and all the other Landlord Parties and any other parties designated by Landlord, as additional insureds, using such ISO or other form of endorsement as directed in writing by Landlord; (c) shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; (d) include all waiver of subrogation rights endorsements necessary to effect the provisions of Article 12 above; and (e) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Landlord Parties by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant.  Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least five (5) days before the Commencement Date and at least ten (10) days before expiration of each policy.  If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

ARTICLE 14
Compliance With Legal Requirements

14.1Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, directives, permits, orders, guidelines and other requirements of any governmental entity, governmental agency or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, or requirements to cease or reduce Tenant’s business operations in or Tenant’s use of the Premises, or the operation, use or maintenance of any equipment, fixtures or improvements in the Premises (collectively, "Legal Requirements"), excluding requirements of structural changes not related to or affected by Tenant's acts or use of the Premises or by Alterations made by or for Tenant.

ARTICLE 15
Assignment and Subletting

15.1Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant and its employees.  Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein.  This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord.  For purposes of this Lease, any of the following transfers on a cumulative basis shall constitute an assignment of this Lease that requires the prior written consent of Landlord:  if Tenant is a corporation, the transfer of more than forty-nine percent (49%) of the stock of the corporation; if Tenant is a partnership or a limited liability company, the transfer of more than forty-nine percent (49%) of the capital or profits or partnership or membership interests in the partnership or limited liability company; and if Tenant is a trust, the transfer of more than forty-nine (49%) of the beneficial interest under the trust.  Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.

15.2If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall provide Landlord written notice identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease, and a copy of all documentation pertaining to such assignment or sublease (except that Landlord shall have the right to require that Tenant and such assignee or subtenant execute Landlord's standard form of consent document).  Tenant shall give Landlord such additional information as Landlord requests concerning the intended assignee or subtenant (including, without limitation, current financial statements) or the intended assignment or sublease.  Without limiting or excluding other reasonable grounds for withholding Landlord's consent to a proposed assignment or sublease, Landlord shall have the right to withhold consent if (a) the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Business Center or is prohibited by this Lease or any laws, covenants, or restrictions applicable to the Building, (b) it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant has good business and moral character and reputation and the proposed assignee is financially able to perform all of the obligations of Tenant under this Lease, (c) the assignment or subletting would materially increase the operating costs for the Building or the burden on the Building services, (d) the space will be used for a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, or any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), the proposed assignee or subtenant is a current tenant of the Business Center or prospective tenant of the Business Center with whom Landlord has been in negotiations for the lease of additional space or space within the immediately prior six month period and Landlord has additional space available to accommodate the additional space or space needs of such current tenant or a prospective tenant of the Business Center, or (f) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings.

15.3Notwithstanding anything to the contrary in this Article 15, if Tenant wishes to assign this Lease or sublease all or any part of the Premises, Landlord shall have the right, by giving notice to Tenant within thirty (30) days after Tenant requests the consent of Landlord (i) in the event of an assignment of this Lease, to terminate this Lease effective as of the date such assignment would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease), or (ii) in the event of a sublease (A) to sublet from Tenant the portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including additional rent as provided for in sections 3.1(b) and (c) above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis, and during the term of such sublease Tenant shall be released of its obligations under this Lease with regard to the subject space or (B) to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet effective as of the date such sublease would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease with respect to such portion of the Premises).  In event that Landlord exercises the rights provided in this section 15.3 to recapture a portion of the Premises, then the cost of demising such recaptured space from the remainder of the Premises (including, without limitation, the separation of utilities and the construction of any access to such recaptured space) shall be at Tenant's sole cost and expense.

15.4Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $750.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), including the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space. Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

15.5No assignment, sublease, pledge, mortgage, hypothecation or other transfer, nor any consent by Landlord to any of the foregoing, shall release Tenant from any of Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder (and Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against such assignee, subtenant or successor), or shall be deemed to be a consent to any subsequent pledge, mortgage, hypothecation, assignment, sublease, or occupation or use by another person.  Tenant hereby acknowledges and agrees, and any instrument by which an assignment or sublease is accomplished shall expressly provide: (a) that the assignee or subtenant solely to the extent of obligations of Tenant under this Lease assumed by such subtenant under its sublease) will perform and observe all the agreements, covenants and conditions to be performed and observed by Tenant under this Lease (except that as to subtenant, such subtenant will perform and observe all the agreements, covenants and conditions to be performed by Tenant under this Lease that are expressly assumed by such subtenant under its sublease) as and when performance and observance is due after the effective date of the assignment or sublease, (b) that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant, (c) in the case of a sublease, the subtenant shall, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (d) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (e) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease to the extent incorporated by reference into the sublease or otherwise expressly assumed by such subtenant).  Any assignment or sublease without an instrument containing the foregoing provisions shall be void and shall, at the option of Landlord, constitute a default under this Lease.  No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease (and any standard form of consent document required by Landlord) has been delivered to Landlord, together with the written consent to such assignment or sublease of any guarantor of Tenant's obligations hereunder, if any, and certificates evidencing that such subtenant or assignee is carrying all insurance coverage required under this Lease has been provided to Landlord.

15.6If Landlord consents in writing, then as condition to and in consideration for such consent, all "excess rent" (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord during each month of the sublease term.  Landlord's share of such excess rent shall be computed monthly and shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent.  Tenant shall pay Landlord's share of such excess rent to Landlord immediately as and when such excess rent is receivable by Tenant.  As used in this section 15.6, "excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, as consideration for the use of the Premises or applicable portion thereof,  for any given month exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease for such month (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less the reasonable costs paid by Tenant for brokers' commissions and attorneys' fees and tenant improvement costs with respect to such sublease or assignment, amortized on a straight-line basis without interest over the term of such assignment or sublease.  As a condition to Tenant recapturing its assignment or subletting costs as provided herein, Tenant shall provide to Landlord, within ten (10) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of such costs and reasonable supporting documents.

15.7Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) treat such sublease as canceled and repossess the entire Premises by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease.  If Tenant shall be in default under this Lease beyond any applicable notice and cure period set forth in this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any subtenant to make all payments under or in connection with a sublease directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such subtenant shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.

15.8Notwithstanding anything to the contrary in sections 15.1, 15.2, 15.3, 15.4 and 15.6 hereof, but subject to sections 15.5 and 15.7, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, and the power to direct the management of, the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant’s parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant’s stock) (collectively, an "Affiliate"), provided that (i) Landlord receives at least ten (10) days’ prior written notice of the assignment or subletting, together with evidence that the requirements of this section 15.8 have been met, (ii) the Affiliate’s net worth is not less than Tenant’s net worth as of the date of this Lease or as of the date immediately prior to the assignment or subletting (or series of transactions of which the same is a part), whichever is greater, (iii) the Affiliate has proven experience in the operation of a first-class business of a type consistent with the Business Center, (iv) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger) and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (vii) in the case of an assignment by means of a purchase of all or substantially all of Tenant’s stock, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment (by any means), or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (viii) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord’s waiver and acknowledgement form for an Affiliate sublease.

ARTICLE 16
Rules and Regulations

16.1Tenant shall faithfully observe and comply with the rules and regulations (the "Rules and Regulations") set forth in Exhibit C and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time made in writing by Landlord.  If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto.  Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building or Business Center with any Rules and Regulations.

ARTICLE 17
Entry by Landlord

17.1Landlord shall have the right, at reasonable times and upon reasonable prior notice (except in the event of an emergency) to enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable.  Notwithstanding the foregoing, because of the nature of Tenant’s business, the confidential and proprietary processes and procedures, Landlord shall have no rights to enter the laboratory area of the Premises (the “Lab”) nor any “quality assurance” area within the Premises unless accompanied by a representative of Tenant (except in an emergency, in which case no such representative shall be required).  Landlord shall strictly comply with Tenant’s standard health, hygiene and safety protocols when entering the Lab or the “quality assurance” areas. In connection with any entry into the Premises by Landlord or any of its agents, employees, affiliates, members, managers, partners, officers, directors, contractors or other representatives, Landlord shall require such persons to comply with Tenant’s reasonable security measures previously detailed by Tenant to Landlord, which may include, without limitation, checking in at a receptionist desk and providing the receptionist with such person’s name and company affiliation and being escorted in the Premises by a representative of Tenant. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

ARTICLE 18
Events of Default

18.1The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

(a)Tenant fails to pay any Monthly Rent as and when such rent becomes due and payable and such failure continues for more than three (3) business days following Landlord’s delivery of written notice of such failure; or

(b)Tenant fails to pay any other additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(c)Tenant fails to perform or observe any agreement, covenant or condition according to the provisions of Articles 6, 9, 15, 22 or 25 of this Lease as and when performance or observance is due and such failure continues for more than two (2) business days after Landlord gives written notice thereof to Tenant; or

(d)Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than twenty (20) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of twenty (20) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of twenty (20) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or

(e)Tenant or any guarantor of Tenant's obligations under this Lease (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant (or such guarantor) or of any substantial part of Tenant's (or such guarantor's) property, or (v) takes action for the purpose of any of the foregoing; or

(f)A court or governmental authority of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant (or any guarantor of Tenant's obligations under this Lease) or with respect to any substantial part of Tenant's (or such guarantor's) property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant (or such guarantor), or if any such petition is filed against Tenant (or such guarantor) and such petition is not dismissed within sixty (60) days; or

(g)This Lease or any estate of Tenant or any guarantor of Tenant's obligations under this Lease hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(h)Tenant abandons the Premises; or

(i)Any guarantor of Tenant's obligations under this Lease fails to perform or observe any agreement, covenant or condition of the guaranty to be performed or observed by such guarantor as and when performance or observance is due and such failure continues for more than ten (10) days after Landlord gives written notice thereof to such guarantor.

ARTICLE 19
Remedies Upon Default

19.1Landlord shall have the remedy described in California Civil Code section 1951.2.  If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate.  Upon such termination, Landlord shall have the right to recover from Tenant:

(a)The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b)The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c)The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d)All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate (as defined in section 31.2 below).  The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.

19.2Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

19.3The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise, and may be exercised during any eviction moratorium (to the extent allowed by applicable Legal Requirements).  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

19.4If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, however, that if such default cannot reasonably be cured within such period of thirty (30) days, a default by Landlord shall not exist as long as Landlord commences with due diligence and dispatch the curing of such default within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such default within a reasonable time.  In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages.  Notwithstanding any other provision of this Lease, neither Landlord nor any of the other Landlord Parties shall have any personal liability under this Lease.  In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Building, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord or any of the other Landlord Parties.

ARTICLE 20
Landlord's Right to Cure Defaults

20.1All agreements to be performed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent (except as otherwise expressly provided in this Lease).  If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant's part to be performed hereunder, and such failure is not cured within the applicable notice and cure period set forth in this Lease, Landlord shall have the right, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease.  All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate.  Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of an Event of Default by Tenant in the payment of rent.

ARTICLE 21
Eminent Domain

21.1If a material part of the Premises is taken for a period in excess of one hundred eighty (180) days by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease.  If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking.  If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises.  If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, this Lease shall terminate as of the date of such taking.  Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Building to close during the Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

21.2If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing.  Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired Lease Term.  Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses, but only if such share does not reduce the amount otherwise payable to Landlord.

21.3Notwithstanding anything to the contrary contained in this Article 21, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

21.4As used in this Article 21, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.  Tenant hereby waives any and all rights it might otherwise have pursuant to section 1265.130 of the California Code of Civil Procedure.

ARTICLE 22
Subordination to Mortgages

22.1This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein (a “Superior Interest”), all without the necessity of having further instruments executed by Tenant to effect such subordination.  Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust.  Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord.  Tenant hereby acknowledges that, after the date hereof, Landlord may obtain secured financing for the Building secured by a mortgage or deed of trust.  If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants or conditions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement or modification as required by such lender within ten (10) days after receipt thereof; provided, however, that no such modification shall affect the length of the Lease Term or increase the rent payable by Tenant under Article 3 hereof.  At Tenant’s written request, Landlord shall request that the holder of any existing Superior Interest, or any Superior Interest created after the date of this Lease, execute a written “non-disturbance agreement” in favor of Tenant providing that if Tenant is not in default under this Lease beyond any applicable grace period, such party will recognize this Lease and Tenant’s rights hereunder and will not disturb Tenant’s possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof; provided that if, in order to obtain such non-disturbance agreement Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or to withdraw Tenant’s request for such non-disturbance agreement. In no event shall Landlord be required to expend any sums in connection therewith. The failure of any such holder of a Superior Interest to execute and deliver such a non-disturbance agreement upon Landlord’s request shall not constitute a default hereunder by Landlord, it being understood that Landlord’s sole obligation is to request in good faith the execution and delivery of such agreement.

ARTICLE 23
Surrender of Premises; Ownership and Removal of Trade Fixtures

23.1No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such subtenants or subtenancies.

23.2Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 23 and section 8.2 above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession, ordinary wear and tear and damage thereto by fire or other casualty excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, voice and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed; provided, however, that in lieu of removing certain cabling, Tenant shall, at Landlord's request, abandon and leave in place, without additional payment to Tenant or credit against rent, any cabling (including conduit) designated by Landlord and installed in the Premises or elsewhere in the Building by or on behalf of Tenant (including all connections for such cabling), in a neat and safe condition in accordance with the requirements of all applicable Legal Requirements, including the National Electric Code or any successor statute, and terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box.  Any such property not so removed by Tenant shall be deemed to be abandoned and at the option of Landlord shall either (a) become Landlord's property without any payment to Tenant or (b) remain Tenant's property, but Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner, provided that any proceeds realized from the sale of Tenant's property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations under this Lease (including, without limitation, past due rent amounts and any termination damages owing by Tenant to Landlord pursuant to Article 19 hereof), and any remaining balance shall be returned to Tenant.

ARTICLE 24
Sale

24.1If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner.  Tenant agrees to attorn to such new owner.  All liabilities and obligations on the part of the original Landlord or such successor owner that accrued before the sale or conveyance shall remain the responsibility of the original Landlord or such successor owner.  This Article 24 shall survive termination of the Lease.

ARTICLE 25
Estoppel Certificate

25.1At any time and from time to time, Tenant shall, within ten (10) business days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender.  Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.  Tenant may make reasonable and appropriate modifications to a proposed statement to the extent required to correct misstatements in the proposed statement.

ARTICLE 26
Holding Over

26.1Any holding over after the expiration or other termination of the Lease Term without the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy at sufferance.  Any holding over after the expiration or other termination of the Lease Term with the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month only, and shall be on all the terms set forth herein, except that the monthly Base Rent shall be an amount equal to the greater of: (a) one hundred fifty percent (150%) of the then current fair market monthly rental value for the Premises as reasonably determined by Landlord, or (b) one hundred fifty percent (150%) of the monthly Base Rent payable for the last full month of the Lease Term (without giving consideration to any period of abatement arising as a result of the occurrence of any casualty or for any other reason).  Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the Lease Term.  The provisions of this section are in addition to, and do not affect, Landlord's right to re-entry or other rights hereunder or provided by law.

26.2Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, attorneys' fees, incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises; provided, however, as a condition to Tenant’s obligations under this section 26.2, Landlord shall give Tenant written notice of the existence of a prospective successor tenant for the Premises or any portion thereof, or the existence of any other matter which might give rise to a claim by Landlord under the foregoing indemnity, at least ten (10) days prior to the date Landlord shall require Tenant’s surrender of the Premises, and Tenant shall not be responsible to Landlord under the foregoing indemnity if Tenant shall surrender the Premises on or prior to the expiration of such ten (10) day period (it being agreed, however, that Landlord need not identify the prospective tenant by name in its notice, and it being further agreed that such notice may be given prior to the scheduled expiration date of this Lease).

ARTICLE 27
Security Deposit

27.1Upon signing this Lease, Tenant shall pay to Landlord the amount specified in the Basic Lease Information (the "Deposit").  Landlord shall hold the Deposit as security for the faithful performance and observance by Tenant of all of the agreements, covenants and conditions of this Lease to be performed and observed by Tenant, and Tenant shall not be entitled to interest thereon.  If Tenant fails to perform or observe any of the agreements, covenants and conditions of this Lease to be performed or observed by Tenant and such failure is not cured or remedied within the applicable notice and cure period under this Lease, then Landlord shall have the right, but shall not be obligated, to apply the Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant (including, without limitation, during any eviction moratorium, to the extent allowed by applicable Legal Requirements).  If Landlord applies the Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall, within five (5) business days following the date Landlord notifies Tenant in writing that Landlord has applied any portion of the Deposit, pay to Landlord the sum necessary to restore the Deposit to the full amount specified in this Article 27.  Any remaining portion of the Deposit shall be returned to Tenant within sixty (60) days after the expiration or earlier termination of this Lease; provided that Tenant is not then in breach or default of the terms of this Lease; and provided further that Landlord may retain an amount up to the amount of one month's Base Rent until the reconciliation of Operating Expenses and Property Taxes pursuant to section 3.2(b) shall have been completed for the calendar year in which this Lease terminates.  Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, and the original Landlord's or such successor owner's transfer to its successor of the Deposit, the original Landlord or such successor owner shall be released from further liability with respect to the Deposit.  Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Deposit to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

ARTICLE 28
Signage

28.1Tenant shall be entitled, at Tenant’s sole cost and expense, to (i) Building standard signage in the lobby directory, (ii) Building standard signage at the entrance to the Premises, and (i) one (1) standard sign identifying Tenant's business on Tenant's pro rata share of the Building monument sign, provided that the design, size, color and location of the sign shall be subject to Landlord's prior reasonable approval.  Any such Tenant signage shall comply with the requirements of this Article 28 and otherwise the design, size, color, content and location of the signs shall be in accordance with the Business Center's signage criteria.  Tenant shall provide Landlord with Tenant's signage to install on the Building and monument at Tenant's sole cost; provided, however, that Landlord shall install such signage at Tenant's cost.  If, after Tenant's name is initially installed on the Building and on the monument sign, Tenant requests a change in Tenant's signage as installed thereon, Tenant shall reimburse Landlord for Landlord's cost of preparing and installing such new signage on the Building and on the monument sign.

ARTICLE 29
Waiver

29.1The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease.  The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 30
Notices

30.1All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered, delivered by a nationally recognized overnight courier, or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows:  to Tenant, before the Commencement Date, at the addresses of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, and, after the Commencement Date, to Tenant at the Premises and other addresses of Tenant specified in the Basic Lease Information, or at such other place as

Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant.  All notices shall be effective on the date of delivery.  If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted.  Any notice under this Lease may be given on behalf of a party by the attorney for such party.

ARTICLE 31
Miscellaneous

31.1The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  Time is of the essence of this Lease and each and all of its provisions.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.  Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant.  Unless required by a lender pursuant to section 22.1, neither this Lease nor any memorandum, short form, affidavit or other writing with respect thereto, shall be recorded by Tenant or anyone acting through, under or on behalf of Tenant.  Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises.  If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the rent or other amounts owing hereunder against Landlord.  If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, including without limitation Landlord’s consent and execution of any lien waiver or estoppel certificate, Tenant shall pay on demand to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in connection therewith.  This Lease shall be governed by and construed in accordance with the laws of the State in which the Building is located.

31.2Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix.  Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses.  Therefore, if any monthly installment of Monthly Rent is not received by Landlord from Tenant within three (3) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such delinquent installment.  Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's failure to make timely payment.  In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any Monthly Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each installment of Monthly Rent due under this Lease in a timely fashion, including the right to terminate this Lease.  All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate (the "Interest Rate") equal to ten percent (10%) per annum.

31.3If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith.  If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.  Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (a) judgment is entered in favor of Landlord, or (b) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

31.4Exhibit A-1 (Plan Outlining the Premises), Exhibit A-2 (Plan Outlining the Business Center), Exhibit B (Intentionally Omitted), Exhibit C (Rules and Regulations), and Exhibit D (Hazardous Substances Questionnaire) and any other attachments specified in the Basic Lease Information are attached to and made a part of this Lease.

31.5Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes, to the extent permitted by applicable law, any and all right to trial by jury and any and all right to receive from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) punitive, exemplary or consequential damages, in each case, however occurring in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis:  this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease.  Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.

31.6Intentionally Omitted.

31.7Landlord reserves the right (upon thirty (30) days’ prior notice to, but otherwise without the consent of Tenant) to make improvements and/or additions to portions of the Business Center, including, without limitation, adding floor area to one or more existing floors of the Building, and to undertake structural and seismic improvement projects in the Business Center or building additional improvements in the Business Center.  Such construction activity may result in columns, beams and other structural components being placed in the Premises to accommodate the construction work and/or the permanent additions and/or expansions to be constructed.  Any such construction activity is entirely discretionary with Landlord, and Tenant agrees that no representation, express or implied, with respect to the future condition of the Building or the Business Center or any improvements thereto have been made to Tenant by Landlord or any Landlord representative.  Tenant hereby waives any and all rights or claims of any kind for rent offsets or based on constructive eviction, nuisance, or interference with enjoyment which may arise in connection with or result from such construction activities; provided, however, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s business caused by such construction activities.  Notwithstanding anything in this section 31.7 to the contrary, if Landlord determines that any of the foregoing construction activities will result in a material interference with or disruption to Tenant’s business in the Premises, Landlord, upon thirty (30) days’ prior written notice to Tenant that Landlord intends to commence such construction activity, may relocate Tenant, temporarily, to other space in the Business Center without liability to Tenant.  If the Premises are altered by reason of such improvements, Landlord agrees to re-measure the Premises following the completion of the improvements and to adjust Tenant’s rental obligations hereunder based on the new square footage of the Premises, as determined by Landlord.

31.8Intentionally Omitted.

31.9Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Business Center (including, without limitation, the rents, issues, proceeds and profits therefrom and insurance proceeds payable to Landlord) as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease.

31.10Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord's prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease.

31.11Landlord and Tenant agree that the rentable area of the Premises as calculated as of the date of this Lease is accurately set forth in the Basic Lease Information.  The rentable square footage of the Premises and the Building shall be subject to verification from time to time by Landlord’s architect.  That verification shall be made in accordance with Landlord’s then current adopted standard with respect to the Building), which may result in an increase or decrease in the number of rentable square feet contained therein, provided that such remeasurement shall not under any circumstances entitle Tenant to a refund or credit for any sums paid under this Lease.  The determination of Landlord’s architect shall be conclusive and binding on the parties.  In the event of such an adjustment in the rentable square footage, all amounts, percentages and figures (other than any Landlord allowance or contribution for construction of improvements already completed) determined based on rentable square footage, such as Tenant’s Percentage Share, Base Rent, and parking rights, if any, shall be adjusted prospectively.  The parties shall execute an amendment to the Lease confirming any measurement change within thirty (30) days after Landlord shall request the same.  Subject to the foregoing, the square footage figures contained in this Lease are final and binding on the parties.

31.12Intentionally Omitted.

ARTICLE 32
Real Estate Brokers

32.1Tenant warrants and represents that it has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for Tenant in connection with this Lease.  Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from any claim for any compensation, commission or finder's fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of Tenant other than those specified or referred to in this Article 32.

ARTICLE 33
Authority

33.1If Tenant is a corporation, partnership, limited liability company, trust, association or other entity, Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.  Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or other governing body of Tenant, certified by the secretary or assistant secretary of Tenant to be true and correct, unmodified and in full force, or such other documentation reasonably acceptable to Landlord which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

ARTICLE 34
Complete Agreement

34.1There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building.  There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.  This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

ARTICLE 35
Generator

35.1Tenant shall have the right to install one (1) natural gas-powered back-up generator or power source, similar in size to a standard residential whole-house generator for residential use, and related fuel storage, concrete pad (if necessary), cabling and equipment (collectively, the “Generator”) in a location adjacent to the entrance to the Premises and acceptable to Landlord, having a footprint not greater than twenty-five (25) square feet, at no additional cost throughout the Lease Term, subject to the conditions of this Article 35.

35.2The Generator shall be and remain the property of Tenant throughout the Term.  In no event shall Tenant permit the Generator to interfere with normal and customary use or operation of the Business Center by Landlord or other tenants and/or occupants (including, without limitation, by means of noise or odor).  Tenant shall be responsible for any and all costs, if any, incurred by Landlord as a result of or in connection with the installation, operation, use, maintenance, repair and/or removal of the Generator.  In the event that Landlord shall incur any costs as a result of or in connection with the rights granted to Tenant herein, Tenant shall reimburse Landlord for the same within thirty (30) days following billing and receipt of reasonable evidence of said costs.  If required by Landlord, Tenant, at Tenant's sole cost and expense, shall install screening, landscaping or other improvements satisfactory to Landlord (in Landlord's reasonable discretion) in order to satisfy Landlord's aesthetic requirements in connection with the Generator.  Subject to Landlord's prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and at Tenant's sole cost and expense, Landlord shall permit Tenant to maintain the Generator and install connections between the Generator and the electrical systems in the Building, all in compliance with all applicable laws.  Without limitation of the foregoing, all conditions relating to the installation, connection, use, maintenance, repair and removal of the Generator shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld and otherwise subject to the provisions of Article 8 of this Lease related to the performance of improvements within the Premises.  Tenant shall be responsible for all maintenance and repairs and compliance with law obligations related to the Generator and acknowledges and that Landlord shall have no responsibility in connection therewith and that Landlord shall not be liable for any damage that may occur with respect to the Generator.  The Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Building.  Tenant shall be entitled to operate the Generator and such connections to the Building for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord.  Tenant shall submit the specifications for design, operation, installation and maintenance of the connections to the Generator and facilities related thereto to Landlord for Landlord's consent, which consent will not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord's engineers, so that the Building's systems or other components of the Building are not adversely affected by the operation of the Generator and/or based upon other reasonable factors as determined by Landlord.  The costs of the Generator shall be Tenant's sole responsibility.  All repairs and maintenance and compliance with laws with respect to the Generator shall be the sole responsibility of Tenant (at Tenant's sole cost and expense), and Landlord makes no representation or warranty of any kind with respect to such Generator.  The Generator shall be deemed to be a part of the Premises for purposes of the insurance provisions of this Lease, as amended hereby, and, in addition, Tenant shall maintain, at Tenant's cost, industry standard "boiler and machinery" insurance coverage with respect thereto.

35.3If Tenant installs a Generator as provided in Section 35.1 above, then Tenant shall have the right to remove the same and all related facilities and equipment prior to the expiration or earlier termination of this Lease, as amended (or upon any earlier termination of Tenant's rights with respect to the Generator as provided hereunder), and, in connection with such removal, Tenant shall repair all damage to the Building resulting from such removal and restore all affected areas to their condition existing prior to Tenant's installation of the Generator (including, without limitation, removal of any concrete pad and/or fencing installed by Tenant for such Generator), all at Tenant's sole cost and expense. In addition, at Landlord's option, Landlord may require that Tenant remove the Generator and all related facilities and equipment upon the expiration or earlier termination of this Lease, as amended (or upon any earlier termination of Tenant's rights with respect to the Generator as provided hereunder), and repair all damage to the Building resulting from such removal and restore all affected areas to their condition existing prior to Tenant's installation of the Generator, all at Tenant's sole cost and expense.  The terms of the preceding sentence as well as the indemnity set forth below shall survive the termination or earlier expiration of the Lease, as amended. Tenant shall indemnify, defend, protect, and hold harmless Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause related to or connected with the use, operation, repair and/or removal of the Generator and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in connection with the Generator.  In the event that Tenant shall fail to comply with the requirements set forth herein, without limitation of Landlord's other remedies Landlord shall have the right, at Tenant's sole cost and expense to cure such breach, in which event Tenant shall be obligated to pay to Landlord, within ten (10) days following demand by Landlord, the amount expended by Landlord, plus Landlord's standard administration fee.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

TENANT: TALIS BIOMEDICAL CORPORATION, a Delaware corporation		LANDLORD: SFF 3565 HAVEN, LLC, a California limited liability company

		By:	SFF II REIT, LLC,
By:			a Delaware limited liability company,
	Name:		its Manager
Title:
			By:	PSAI REALTY PARTNERS II, LLC,
a Delaware limited liability company,
By:				its Manager
Name:
	Title:			By:
Name:
Title:

EXHIBIT A-1

Plan Outlining the Premises

EXHIBIT A-1

EXHIBIT A-2

Plan Outlining the Business Center

SUITE 4
±6,099 SF
SUITE 3 & 5
±9,956 SF
SUITE 2
±5,278 SF
SUITE 1
±9,831 SF
ALLEY
CITY SIDEWALK
HAVEN AVENUE
N
3/32"=1'-0"

EXHIBIT A-2

EXHIBIT B

Intentionally Omitted

EXHIBIT B

EXHIBIT C

Rules and Regulations

1.No sign, placard, picture, advertisement, name or notice shall be installed, inscribed, exhibited, painted, affixed or displayed on the Premises or on any part of the outside of the Building without the prior written consent of Landlord.  Tenant shall be allowed to install signs on the interior of the Premises.  Landlord shall have the right, without liability, to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2.Unless Tenant has obtained Landlord's prior written consent, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as part of Tenant's address.  Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

3.No curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises shall be permitted except for Building standard vertical or horizontal blinds furnished by Landlord.  No awning shall be permitted on any part of the Premises.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior written consent.  Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.  Further, Tenant shall not be permitted to place anything on the Building's balconies.

4.All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

5.Tenant shall not go upon the roof of the Building without the prior written consent of Landlord.

6.Tenant shall not purchase or otherwise obtain for use in the Premises, water, ice, food, towel, barbering, bootblacking services or other like services, except from persons authorized in writing by Landlord to provide the foregoing, and at hours and under regulations fixed by Landlord, with the exception of food and drink purchased for immediate consumption by Tenant's employees and visitors.  Notwithstanding the above, Tenant shall have the right without prior written authorization to contract with "Sparkletts" or "Arrowhead" or similar providers for the delivery of ice, water or coffee for use in the Premises.

7.Landlord will furnish to Tenant, free of charge, ten (10) keys to each door lock in the Premises and additional keys for each such lock at a reasonable charge, and in the event the Building or Premises is or later becomes equipped with an electronic access control device, Landlord will furnish Tenant with identification keys or cards, each for the sum of Ten Dollars ($10.00). Each of such sums shall be a deposit against the return of such an identification key or card.  Landlord may charge a reasonable amount for additional keys or cards.  Tenant shall not make or have additional keys made, and Tenant shall not install a new or additional lock or bolt on any door or window of the Premises, nor make any changes to existing locks or the mechanisms thereof, without the prior written consent of Landlord, and Tenant shall furnish Landlord with a key for any such new, additional or altered lock.  Tenant must, upon the termination of its tenancy, give Landlord the combination to all combination locks on safes, safe cabinets and vaults remaining on the Premises, and deliver to Landlord all identification keys or cards, if any, keys of stores, offices, and toilet rooms, which keys or cards were either furnished to, or otherwise procured by Tenant.  In the event of the loss of any card or key so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key or card if Landlord deems it necessary to make such change.

8.Prior to delivery of any heavy object to the Building, Tenant shall notify Landlord of such object's specifications and contemplated location in order that Landlord may take action to prevent structural load damage to the Building.  Landlord shall have the right to reasonably prescribe the weight and size of all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms (to be provided at Tenant's expense) as determined by Landlord to be necessary to properly distribute the weight of such objects, but in no event shall Tenant place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Landlord shall be responsible for all structural engineering required to determine structural load, the actual cost of which engineering Tenant shall reimburse to Landlord promptly after Landlord's invoice therefor.  Landlord reserves the right to prohibit or impose other reasonable conditions upon the installation in the Premises of heavy objects which might overload the floors of the Building.  Landlord shall have the right to approve (but such approval shall not be unreasonably withheld, conditioned or delayed) the movers or moving company

EXHIBIT C

employed by Tenant and Tenant shall cause such movers to use only the loading facilities designated by Landlord.  If Tenant's movers damage any part of the Building, Tenant shall pay to Landlord, upon demand, the amount required to repair such damage.

9.The persons employed to move equipment, machines and similar items (other than those items described in Rule 8 above) in or out of the Building must be approved by Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other items caused by the moving thereof, and all damage done to the Building by moving or maintaining such equipment or other items shall be repaired at the expense of Tenant.

10.Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11.No explosives or firearms shall be brought into the Premises or other portion of the Building without the prior written consent of Landlord.  Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring, use or keep in the Premises or in any other portion of the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment or used in connection with Tenant’s business or Tenant's vehicles in the on-site parking facility.  Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way violate or conflict with the regulations of the fire department, with any insurance policy on the Premises or the Building, or with any laws, rules, regulations or ordinances established by any governmental authority.  Tenant shall not permit the smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or designated by applicable governmental agencies as non-smoking areas.

12.Except as Landlord may otherwise agree, Tenant shall not install any air conditioning or heating units or similar apparatus, nor use any method of heating or air conditioning other than that supplied or approved by Landlord.  Tenant shall (i) not waste electricity, water, air conditioning or other utilities supplied by Landlord, (ii) reasonably cooperate fully with Landlord to assure the most efficient operation of the Building's heating and air conditioning systems and (iii) use its commercially reasonable efforts to comply with any governmental energy-saving laws, rules or regulations.  Tenant shall reasonably cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes and other window coverings when the sun's rays fall on windows of the Premises.

13.At the end of each day, Tenant shall close and lock the doors, and shut off all water faucets, apparatus and other utilities located in the Premises so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall be liable for all injuries and damage resulting therefrom (subject to the provisions of Article 12 of the Lease); provided that Tenant shall be entitled to continue to use utilities after hours as needed for Tenant's business.  Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, pilferage and vandalism.

14.Landlord reserves the right to exclude from the Building on Sundays and legal holidays, holidays on which the New York Stock Exchange is closed, and on Mondays through Fridays other than between the hours of 8:00 A.M. and 6:00 P.M., and other than between 9:00 A.M. and 1:00 P.M. on Saturdays or other than between such other hours as may be established from time to time by Landlord, any person unless that person is either known to the person or employee in charge of the Building and/or has a valid pass or is otherwise properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages caused by reason of any error with regard to the admission to or exclusion from the Building of any person.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement, act of God or other commotion by closing and locking the doors or by other appropriate action.  Landlord may exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or is in violation of any of these Rules and Regulations (as amended and supplemented from time to time).  If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Premises used by Tenant immediately after using such doors.

15.The toilet rooms, toilets, urinals, wash bowls and other similar apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees, agents, visitors, licensees or invitees shall have caused the breakage, stoppage or damage.

16.Tenant shall not sell, or permit the sale of, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or from the Premises without

EXHIBIT C

Landlord's prior written consent, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of tenants or occupants of any other portion of the Building, nor shall the Premises be used by Tenant for manufacturing of any kind, or any business or activity other than that set forth in the Lease.

17.Tenant shall not commit any act or permit anything in or about the Building which is likely to subject Landlord to liability or responsibility for injury to any person or damage to any property.

18.Tenant shall store all its trash and garbage within the Premises.  No material shall be placed in trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City in which the Building is located without being in violation of any law or ordinance governing such disposal.  All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

19.Tenant shall not mark, paint, drill into, cut, string wires, except for telephone, computer and LAN cables, within or in any way deface any part of the Premises or any other portion of the Building, without the express prior written consent of Landlord, and as Landlord may direct.  Any damage to the walls or floors of the Premises caused by the removal of any wall decorations or installations of floor coverings by Tenant shall be repaired by Tenant at Tenant's sole cost and expense.  Without limiting any of the provisions of the Lease, Tenant shall refer all representatives of contractors, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord's supervision, approval and control before any of such persons commence performing any of the foregoing services.  This paragraph shall apply to all Work performed in the Premises or any other portion of the Building, including, without limitation, the installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting the floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building.  The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the express prior written consent of Landlord, except for decorative items which do not otherwise require the consent of Landlord under this Lease.

20.Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water.  The use of cement or other similar adhesive material is expressly prohibited.  Tenant shall not, without the prior written consent of Landlord, alter or repair the ceiling, remove any ceiling tiles or remove or replace any lamps or ceiling fixtures on the Premises.  Landlord shall replace, and Tenant shall pay for the replacement of, any broken ceiling tiles, or lamps, light bulbs or ceiling fixtures which are damaged by Tenant.

21.Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building nor shall Tenant install or maintain in the Premises any device or equipment which might interfere with the normal reception in the Building of radio or television transmissions.

22.No vending or coin-operated machines shall be placed by Tenant within the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

23.The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging, nor shall the Premises be used for any improper, immoral, illegal or objectionable purpose.  Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or direct sale of liquor, narcotics or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio, travel agency or employment agency.

24.No cooking or food preparation shall be done or permitted by Tenant on the Premises, except Tenant's employees may use Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages and for warming food, provided that such equipment and use thereof is in accordance with all applicable laws, codes, ordinances, rules and regulations.  All such equipment and photocopy machines shall be turned off after regular business hours.

25.Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving the address of the Premises.

EXHIBIT C

26.Tenant shall not bring or keep within the Premises or Building any animals or birds.  Bicycles, motorcycles and other vehicles shall be kept only in the parking facility or facilities designated by Landlord.

27.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.Tenant shall not, without the prior written consent of Landlord, request the maintenance personnel of the Building to perform any tasks outside of their regular duties (unless under special instructions from Landlord to do so) for Tenant in or near the Premises or the Building.

29.Tenant shall not use in any area of the Building any hand truck or similar equipment unless it is equipped with rubber tires and side guards.

30.Tenant shall not make, or permit to be made, any unseemly or disturbing noises by the use of any musical instrument, radio, phonograph, nor shall Tenant otherwise unreasonably disturb or interfere with occupants of the Business Center or neighboring buildings or premises.  Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or skylights or down public corridors.

31.Except as otherwise set forth in this Lease, Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether voluntary, involuntary or pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

32.If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on by Tenant in the premises, or if Tenant's failure to secure such license or permit would adversely affect Landlord, Tenant shall duly procure and thereafter maintain such license or permit.

33.Any consent, approval, request, agreement or other communication required or permitted to be given under these Rules and Regulations shall be given in accordance with the provisions for notices under the Lease.

34.These Rules and Regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements or conditions of the Lease.

35.Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as Landlord may from time to time deem necessary for the management, safety, care and cleanliness of the Premises, and Building.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

36.Tenant shall be responsible for the observance of all of these Rules and Regulations (as amended and supplemented from time to time) by Tenant's employees, agents, clients, customers, invitees and guests.

37.Canine Policy Addendum to Rules and Regulations:  Tenant may permit trained and obedient dogs within the Premises, subject to the following conditions:

(a)

Tenant shall keep on file and provide a copy to the Landlord or the Property Manager, completed and executed copies of applications containing the information solicited on the Landlord's "Pet Waiver form" for any dog which may be kept in the Building, which shall be in the form attached hereto as Schedule 1.

(b)	Any Pet Waiver applies solely to the particular dog identified therein, and does not extend to any other animal.
(c)

All dogs must be six (6) months of age or older, and must weigh no more than 75 pounds at full growth.  All dogs must be spayed or neutered and shall be licensed and vaccinated in accordance with local laws.  All dogs must be socialized.

(d)	The maximum number of dogs within the Premises at any one time shall be one (1) dog to every twenty (20) full-time equivalent employees who work at the Premises.
(e)	Dogs shall never be left unattended at the Premises and shall not be kenneled or otherwise remain in the Premises for periods of longer than twelve (12) hours in any twenty-four (24) hour period.
(f)	No dog shall create noise or unreasonably annoy other occupants of the Business Center.

EXHIBIT C

(g)	Dog may not be bathed or groomed within the Premises. No pet food or water may be left outside of the Premises.
(h)

Dogs are not permitted to be walked or held in Common Areas, except on a leash.  Dogs must remain on leash when not within the Premises and may only be walked in the portions of the Common Areas designated by Landlord for such purpose.  Dogs must be taken to the designated areas of the Business Center for their toilet purposes.  Please see attached map for the designated locations.  In no event shall any toilet boxes, "pee pads" or dog waste of any kind exist in the Premises. All dog waste is to be removed immediately, sealed in plastic bags, and disposed into an exterior dumpster or trash can.

(i)

Tenant shall be charged for any extra maintenance, janitorial or similar costs that are incurred by Landlord in connection with dogs within the Premises or dogs of Tenant's employees on or about the Business Center, included but not limited to carpet cleaning, excrement removal, painting, wall repair, floor care, landscape repair/replacement and/or increased insurance costs.  Tenant's indemnity obligation as set forth in the Lease shall include any claims, suits, liabilities, judgements, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) arising from the presence of dogs in or about the Premises, the actions of any dogs of Tenant's employees, or any failure of Tenant or its employees to control such dogs. and Tenant's surrender obligations shall include fully remediating and correcting any damage or increased wear and tear caused by dogs permitted hereunder.

(j)

Landlord may withdraw permission for Tenant to allow any or all dogs on or about the Premises or the Business Center (A) immediately upon notice following any injury or death to any person resulting from any dogs permitted hereunder, (B) if Landlord, in good faith based on documented incident(s) involving dogs of Tenant's employees, determines the continued presence of such dogs to present a risk of nuisance or personal injury to tenants or other occupants or invitees of the Business Center and/or (C) if Landlord determines, in its sole discretion, that allowing dogs at the Business Center is unreasonably bothersome or a nuisance to other occupants of the Business Center or negatively impact the physical condition of the Business Center.  At Landlord's sole discretion Landlord may notify Tenant of any complaints received.

(h)

The above rules and regulations are subject to ongoing review and may be changed and/or modified at Landlord's discretion, up to and including full revocation of the policy permitting canines in the Business Center.

EXHIBIT C

SCHEDULE 1

PET WAIVER

This Pet Waiver (“Waiver”) is dated as of ___________ (the “Effective Date”), and is made and entered into by and between ____________, a ____________ (“Landlord”), ___________, _________ (“Tenant”), and ___________ (“Pet Owner”) in reference to the following facts:

Recitals

A.WHEREAS, Landlord and Tenant, in such capacities are parties to that certain lease dated ____________ (the “Lease”), pursuant to which Tenant is leasing the real property premises consisting of approximately _________ square feet of rentable area (the “Premises”) which are a portion of the ____ floor of the office building located at ________________________ (the “Building”); and

B.WHEREAS, Landlord and Tenant now desire to allow for Pet Owner to bring a domesticated breed dog onto the Premises and Building, subject to the terms of this Pet Waiver.

NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant amend the Lease, as follows:

1.As of the Effective Date, the Tenant shall have the right to allow Pet Owner to bring ____ (__) domesticated dog breed weighing less than seventy-five pounds and having all applicable licenses and vaccinations (“Pet Dogs”) as herein after defined onto the Premises and Building; provided that at no time shall the aggregate number of such Pet Dogs exceed four (4) and further provided that Tenant shall be solely responsible for any damages, injuries or additional costs to clean or maintain the Premises or Building as a result of such Pet Dogs being present at the Premises or Building.  Tenant’s indemnity obligations under Article 13 of the Lease shall include any Claims which result from such Pet Dogs being present at the Premises or Building.  In the event that the presence of any of such Pet Dogs in or about the Building shall increase the premium rate of any insurance relating to the Building or any contents thereof, Tenant shall pay such increase to Landlord upon demand. In no event shall any such Pet Dog be left unattended and without direct and responsible human supervision. Tenant shall ensure that any dog waste in or about the Building is promptly picked-up and properly disposed of as reasonably required by Landlord, all at Tenant’s sole cost and expense. In the event that any Pet Dog permitted in the Premises pursuant to the foregoing is determined by Landlord, in good faith, to present a risk of personal injury to tenants or other occupants or invitees of the Building, or property damage to the Building, Landlord may revoke Tenant’s rights pursuant to this paragraph as respects such Pet Dog and Pet Owner and Tenant shall immediately and permanently remove such Pet Dog from the Premises and the Building (but the same shall be without prejudice to Tenant’s right to have another or a replacement Pet Dog in the Premises, subject to the terms, covenants and conditions of this paragraph provided such Pet Dog is registered with Landlord and a separate Pet Waiver is signed for the same, except that in the event that Tenant’s rights pursuant to this paragraph shall have been revoked by Landlord as to any two (2) different Pet Dogs during the term of this Lease, Tenant’s rights hereunder shall thereupon permanently terminate and be of no further force or effect and no dog shall thereafter be permitted in the Premises except as otherwise required by applicable Legal Requirements).  Notwithstanding anything contained herein to the contrary, if Landlord’s lender or insurance carriers require that any or all Pet Dogs be removed from the Premises or the Building (and Landlord is not otherwise required by applicable Legal Requirements to allow such Pet Dog's continued access to the Premises as provided herein), then Landlord may revoke Tenant’s rights pursuant to this paragraph as respects such Pet Dog(s).

2.For the purposes of this Waiver, the Pet Dog shall be defined as follows:

a.	Name ___________________
b.	Breed ___________________
c.	Weight __________________
d.	License Number __________________

3.Prior to Landlord Approval Pet Owner shall provide Landlord with proof of Pet Dog’s up to date vaccination records as well as a photograph of Pet Dog to be attached as Exhibit A hereto.

4.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

5.Except as specifically provided for in this Pet Waiver, the Lease remains in full force and effect, and Landlord and Tenant do hereby ratify and reaffirm their obligations under the Lease, as hereby amended.

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EXHIBIT C

TENANT: TALIS BIOMEDICAL CORPORATION, a Delaware corporation		LANDLORD: SFF 3565 HAVEN, LLC, a California limited liability company

		By:	SFF II REIT, LLC,
By:			a Delaware limited liability company,
	Name:		its Manager
Title:
			By:	PSAI REALTY PARTNERS II, LLC,
a Delaware limited liability company,
By:				its Manager
Name:
	Title:			By:
Name:
Title:

PET OWNER:

By

Name

EXHIBIT C

EXHIBIT A

VACCINATION RECORD AND PHOTOGRAPH

EXHIBIT C

EXHIBIT D

Hazardous Substances Questionnaire

This Hazardous Substances Questionnaire is certified as being true and accurate to the actual knowledge of Tenant and has been completed by Tenant.

1.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials?   Do they now?  Yes ____   No ____    If the answer is "yes," or if your SIC code number is between 2000 to 4000, please complete Section 4.

2.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ____ No ____
City or County Sanitation District	Yes ____ No ____
State Department of Health Services	Yes ____ No ____
U.S. Nuclear Regulatory Commission	Yes ____ No ____
Air Quality Management District	Yes ____ No ____
Bureau of Alcohol, Firearms and Tobacco	Yes ____ No ____
City or County Fire Department	Yes ____ No ____
Regional Water Quality Control Board	Yes ____ No ____
Other Governmental Agencies (if yes,	Yes ____ No ____
identify: ___________________________)

If the answer to any of the above is "yes," please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

EXHIBIT D

If your answer to any of the above is "yes," please complete Sections 5 and 6.

3.	HAZARDOUS SUBSTANCES DISCLOSURE

Will any hazardous substances be stored on the Premises?  Yes ____   No ____     If the answer is "yes," please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be		Amount to be Stored	Maximum Period of
Substance	Stored on Premises	Storage Method	on a Monthly Basis	Premises Storage

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of hazardous substances by Tenant into the environment?    Yes ____   No ____      If the answer is "yes," please describe the proposed Premises modifications:

4.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises?  Yes ___   No __ If the answer is "yes," please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage

EXHIBIT D

Attach additional sheets if necessary.

If the answer is "yes," please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.

If the answer is "yes," please also describe the method(s) of disposal for each waste.  Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises?  Yes ____   No ____   If the answer is "yes," please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous substances at or from the Premises? (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant's (or any affiliate's) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof?  Yes ____  No ____  If the answer is "yes," have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders?  Yes ___ No ___  If the answer is "yes," please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries?

Yes ____ No ____ If the answer is "yes," please describe:

EXHIBIT D

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ____ No ____ If the answer is "yes," please describe:

Have there been any previous lawsuits against the company regarding environmental concerns?
Yes ____ No ____ If the answer is "yes," please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company's existing facilities?
Yes ____ No ____ If the answer is "yes," please describe:

Does your company carry environmental impairment insurance? Yes ____ No ____ If the answer is "yes," what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

5.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises?

Yes _____ No ____ If the answer is "yes," please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises?  Yes ___   No ___   If the answer is "yes," please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

EXHIBIT D